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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 25, 2002

BEAZER HOMES USA, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-12822	54-2086934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5775 Peachtree Dunwoody Road, Suite B-200
Atlanta Georgia 30342
(Address of Principal Executive Offices)

(404) 250-3420
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Item 5. Other Events.

        On July 25, 2002, Beazer Homes USA, Inc. (the "Company") issued the press release attached hereto as exhibit 99.1 and made a part hereof announcing the appointment of James O'Leary to the newly created position of Executive Vice President, Corporate Development, reporting directly to President and Chief Executive Officer, Ian J. McCarthy. For additional information, please see the press release.

Item 7. Financial Statements and Exhibits.

(c)
Exhibits

        99.1 Press release issued July 25, 2002.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAZER HOMES USA, INC.
Date: July 29, 2002	By:	/s/ DAVID S. WEISS David S. Weiss Executive Vice President and Chief Financial Officer

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  Item 5. Other Events.
  Item 7. Financial Statements and Exhibits.
SIGNATURES